As filed with the Securities and Exchange Commission on October [●], 2011
Registration No. __

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________

AMENDMENT NO. 1
TO
FORM S–3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________

DAEGIS INC.
(Exact name of registrant as specified in its charter)
____________________

Delaware	94-2710559
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1420 Rocky Ridge Drive, Suite 380
Roseville, California 95661
(916) 865-3300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
____________________

Todd Wille
Chief Executive Officer
Daegis Inc.

1420 Rocky Ridge Drive, Suite 380
Roseville, California 95661
(916) 865-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Please send copies of all communications to:

Gilles S. Attia, Esq.
David A. Richardson, Esq.
DLA Piper LLP (US)
400 Capitol Mall, Suite 2400
Sacramento, CA 95814
(916) 930-3200
____________________

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Amount of
Securities To Be Registered (1)	Registered (1)	Per Share	Price	Registration Fee
Common Stock, $0.001 par value	2,016,667(2)	$1.91(3)	$3,851,833.97(3)	$441.42(3)

1.	This registration statement also relates to an indeterminate number of shares of the registrant’s common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”).

2.	The amount represents 1,666,667 shares of the registrant’s common stock initially issuable upon conversion of outstanding Series G Preferred Stock (“Series G Preferred”) held by the selling stockholder named in the prospectus contained herein, an estimated 350,000 shares of common stock issuable upon conversion of an estimated 350,000 shares of Series G Preferred that may become issuable as dividends on the Series G Preferred.

3.	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high $2.00 and low $1.82 sales prices of the registrant’s common stock on October 26, 2011, as reported on the NASDAQ Capital Market. It is not known how many shares will be sold under this registration statement or at what price or prices such shares will be sold.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with Securities and Exchange Commission. The selling stockholder may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where offers or sales are not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER [●], 2011

PROSPECTUS

DAEGIS INC.

2,016,667 SHARES OF COMMON STOCK

The selling stockholder listed on page 11 may use this prospectus to offer and resell from time to time and for its own account up to 2,016,667 shares of our common stock. For more information on the selling stockholder, please see section entitled “Selling Stockholder” beginning on page 11 of this prospectus. Such shares include 1,666,667 shares of our common stock issuable upon conversion of 1,666,667 outstanding shares of our Series G Preferred Stock (the “Series G Preferred”) and an estimated 350,000 shares of common stock issuable upon conversion of an estimated 350,000 shares of our Series G Preferred that may become issuable as dividends on the Series G Preferred. The selling stockholder acquired the shares being offered for resale under this prospectus in connection with our private placement of securities closed on June 30, 2011. Registration does not necessarily mean that the selling stockholder will offer or sell any of the shares.

The selling stockholder may sell the shares covered by this prospectus in a number of ways and at varying prices. See section entitled “Plan of Distribution” beginning on page 12 of this prospectus. The prices at which the selling stockholder may sell the shares of common stock will be determined by the prevailing market price for the shares or in negotiated transactions. We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of these shares of common stock by the selling stockholder. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is listed on the NASDAQ Capital Market under the symbol “DAEG.” On [●], 2011, the last reported sale price of our common stock on the NASDAQ Capital Market was $[●].

Investing in any of our common stock involves risk. You should carefully consider the Risk Factors beginning on page 1 of this prospectus before you make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2011

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

The terms “we,” “us,” “our,” and the “Company” refer only to Daegis Inc. (“Daegis”) and its subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully and any accompanying documents incorporated by reference before making an investment decision. You should also refer to the risks of investing discussed under “Risk Factors” beginning on page 1.

About Daegis Inc.

Daegis Inc. (formerly Unify Corporation) is a software and services company with solutions for eDiscovery, enterprise archiving and information management. The Company sells its solutions through two segments: eDiscovery and Database, Archive and Migration.

Over the past five years, we have expanded our product and services offering to adapt to evolving market requirements. Our eDiscovery solutions include technology and services that address the full spectrum of eDiscovery needs for corporate counsel and law firms. Our eDiscovery platform delivers a comprehensive solution that helps clients lower discovery costs from information management through search and analysis to review and production. Our services include document review, project management, search analytics and consulting. Our enterprise archiving software enables corporations to preserve, manage, and dispose of their electronically stored information (“ESI”) for regulatory compliance, eDiscovery and information governance.

The Company’s database, archive, and migrations business includes application development, data management and application modernization. Our tools and database software helps companies maximize value and reduce cost in the development, deployment, management and retention of business applications and data. Our application development and data management software products include Team Developer, SQLBase, Unify NXJ, DataServer, VISION and ACCELL. Our application migration solutions include Composer Notes, Composer Sabertooth, Composer CipherSoft and Composer Mainframe. The Company’s enterprise archiving software enables corporations to preserve, manage, and dispose of their electronically stored information (ESI) for regulatory compliance, eDiscovery and information governance.

The Company’s customers include corporate legal departments, law firms, information technology (“IT”) departments, software value-added resellers (“VARs”), solutions integrators (“SIs”) and independent software vendors (“ISVs”) from a variety of industries. We are headquartered in Roseville, California, with offices in San Francisco, New York, Chicago, New Jersey, Canada, Australia, France, Germany, and the United Kingdom (“UK”). We market and sell our solutions directly in the United States, Europe, Canada, Japan, Singapore and Australia and indirectly through global distributors and resellers representing more than 50 countries.

Daegis was initially incorporated in California in 1980 and later reincorporated in Delaware on April 10, 1996. Our headquarters office is located at 1420 Rocky Ridge Drive, Suite 380, Roseville, California 95661. Our telephone number is (916) 218-4700 and our website address is http://www.daegis.com.

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The Offering

Common stock offered by the selling stockholders	2,016,667 shares. Such shares include 1,666,667 shares of our common stock issuable upon conversion of 1,666,667 outstanding shares of our Series G Preferred Stock (the “Series G Preferred”) and an estimated 350,000 shares of common stock issuable upon conversion of an estimated 350,000 shares of our Series G Preferred that may become issuable as dividends on the Series G Preferred.

Common stock outstanding before this offering	14,654,377 shares.

Common stock outstanding after this offering as of [●], 2011	16,671,044 shares (1).

Terms of the this offering	The selling stockholder will determine when and how it will sell the common stock offered in this prospectus.

Termination of this offering	The offering will conclude upon the earliest of (i) such time as all of the offered shares of common stock have been sold pursuant to the registration statement or (ii) such time as all of such shares of common stock become eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or any other rule of similar effect.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholder.

Nasdaq Capital Market Symbol	DAEG

Risk factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the ‘‘Risk Factors’’ section before deciding whether or not to invest in shares of our common stock.

(1)	The number of shares of our common stock outstanding after this offering (i) is based on shares outstanding as of [●], 2011, on an as-converted to common stock basis and excludes 1,344,986 shares issuable upon the exercise of outstanding warrants and up to 461,100 additional shares reserved for issuance under our 2010 Stock Option Plan and (ii) assumes that all of the estimated 350,000 shares of Series G Preferred issuable as dividends upon the outstanding shares of Series G Preferred are issued and outstanding.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus and in our other filings with the SEC before deciding to purchase any of the common stock offered by this prospectus. If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Relating to Our Business

Deterioration in general economic conditions has caused and could cause additional decreases or delays in spending by customers and could harm our ability to generate license and maintenance revenues and our results of operations.

The state of the global economy and availability of capital has and could further impact the spending patterns of existing and potential future customers. Any reduction in spending by, or loss of, existing or potential future customers would cause revenues to decline. Further, it may be difficult to adjust expenses and capital expenditures quickly enough to compensate for any unexpected revenue shortfall.

eDiscovery software and service revenues are derived from the sale of eDiscovery projects in response to regulatory inquires or litigation received by our clients which could be impacted by economic conditions. Software license and maintenance purchases tend to be cyclical, reflecting overall economic conditions and budgeting and buying patterns. Since most revenues are derived from sales of eDiscovery projects and software licenses, the current deterioration in economic conditions has caused and could cause additional decreases in or delays in client spending and is likely to reduce revenues and negatively impact our short-term ability to grow revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to the current deterioration in economic conditions could negatively impact our results of operations.

The failure of the legal community to adopt eDiscovery solutions could negatively affect future sales of our Daegis eDiscovery Platform, which could have a material adverse effect on our results of operations.

The widespread adoption of eDiscovery best practices will require a shift in the way the legal community approaches discovery of electronic documents and other electronically stored data. Currently, most large-scale electronic discovery projects are conducted by outsourced service providers that manually retrieve documents from each computer subject to review. These service providers have longstanding and entrenched relationships with the corporations that are subject to large-scale discovery inquiries or security breaches and the large law firms that are typically retained in connection with such discovery projects. Corporations and law firms may continue to prefer to use service providers because of these ongoing established relationships, and because the service providers are widely known and accepted within the legal community, and may resist adoption of our eDiscovery solutions. Moreover, the expense of relying on an outsourced service provider may frequently be covered by the corporation’s insurance policy that is otherwise covering the expense of the litigation, including complying with requests for discovery, while implementation of our eDiscovery products would require a significant unreimbursed capital expenditure by the corporation. The failure of corporations and law firms to adopt our eDiscovery products for eDiscovery could have a material adverse effect on our sales and results of operations.

If we default on any secured loan, all or a portion of our assets could be subject to forfeiture.

On June 30, 2011, the Company refinanced its outstanding debt through a new Revolving Credit and Term Loan Agreement with Wells Fargo Bank (the “Wells Fargo Credit Agreement”). Under the Wells Fargo Credit Agreement, we granted to Wells Fargo a first priority security interest in substantially all of our assets. If we default on the Wells Fargo Credit Agreement and are unable to cure the default pursuant to the terms of the agreement, our lender could take possession of any or all assets in which it holds a security interest, including intellectual property, and dispose of those assets to the extent necessary to pay off the debts, which could seriously harm our business. Furthermore, we may enter into other secured credit or loan agreements in the future.

Our debt agreements contain certain restrictions that may limit our ability to operate our business.

The agreements governing our debt contain, and any other future debt agreement we enter into may contain, restrictive covenants that limit our ability to operate our business, including but not limited to, in each case subject to certain exceptions, restrictions on our ability to incur additional indebtedness, grant liens, consolidate, merge or sell our assets unless specified conditions are met, acquire other business organizations, make investments, redeem or repurchase our stock, and change the nature of our business.

In addition, our debt agreements contain financial covenants and additional affirmative and negative covenants. Our ability to comply with these covenants is dependent on our future performance, which will be subject to many factors, some of which are beyond our control, including prevailing economic conditions. If we are not able to comply with all of these covenants for any reason and we have debt outstanding at the time of such failure, some or all of our outstanding debt could become immediately due and payable and the incurrence of additional debt under the credit facilities provided by the debt agreements would not be allowed. If our cash is utilized to repay any outstanding debt, depending on the amount of debt outstanding, we could experience an immediate and significant reduction in working capital available to operate our business.

As a result of these covenants, our ability to respond to changes in business and economic conditions and to obtain additional financing, if needed, may be significantly restricted, and we may be prevented from engaging in transactions that might otherwise be beneficial to us, such as strategic acquisitions or joint ventures.

We are subject to intense competition.

We have experienced and expect to continue to experience intense competition from current and future competitors including EMC, IBM, Microsoft, Oracle, and Symantec. Often, these competitors have significantly greater financial, technical, marketing and other resources than Daegis, in addition to having greater name recognition and more extensive customer bases. As a result, our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sale of their products than we can.

In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing the ability of their products to address the needs of our prospective customers. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and rapidly gain significant market share. Such competition could adversely affect our ability to sell additional licenses and maintenance and support renewals on terms favorable to us. Further, competitive pressures could require us to reduce the price of our products and related services, which could adversely affect our business, operating results, and financial condition. There can be no assurance that we will be able to compete successfully against current and future competition, and the failure to do so would have an adverse effect upon our business, operating results and financial condition.

The markets in which we compete are subject to rapid technological change.

The markets in which we compete are characterized by rapid technological change, frequent introductions of new and enhanced products, changes in customer demands and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable.

Our future success will depend in part upon our ability to address the increasingly sophisticated needs of customers by developing new product functionality and enhancements that keep pace with technological developments, emerging industry standards and customer requirements.

There can be no assurance that our products will continue to be perceived by our customers as technologically advantageous or that we will not experience difficulties that delay or prevent the sale of enhancements to existing products that meet with a significant degree of market acceptance. If the release dates of any future product enhancements, or new products are delayed, or if when released, they fail to achieve market acceptance, our business, operating results and financial condition would be adversely affected.

We are dependent on indirect sales channels.

A significant portion of our revenues are derived from indirect sales channels, including ISVs, VARs and distributors. ISVs, VARs and distributors accounted for approximately 55%, 45% and 61% of our software license revenues for fiscal 2011, 2010 and 2009, respectively. Our success therefore depends in part upon the performance of our indirect sales channels, over which we have limited influence. Our ability to achieve significant revenue growth in the future depends in part on maintaining and expanding our indirect sales channels worldwide. The loss of any major partners, either to competitive products offered by other companies or to products developed internally by those partners, or the failure to attract effective new partners, could have an adverse effect on our business, operating results, and financial condition.

There are numerous risks associated with our international operations and sales.

Revenues derived from our international customers accounted for 28%, 50% and 68% of our total revenues, with the remainder from North America, in fiscal 2011, 2010 and 2009, respectively. If the revenues generated by our international operations are not adequate to offset the expense of maintaining such operations, our overall business, operating results and financial condition will be adversely affected. There can be no assurance that we will continue to be able to successfully market, sell and deliver our products in these markets. Although we have had international operations for a number of years, there are certain unique business challenges and risks inherent in doing business outside of North America, and such challenges and risks can vary from region to region. These include unexpected changes in regulatory requirements; export restrictions, tariffs and other trade barriers; difficulties in staffing and managing foreign operations; longer payment cycles; problems in collecting accounts receivable; political instability; fluctuations in currency exchange rates; seasonal reductions in business activity during the summer months in Europe and other parts of the world; unfamiliar or unusual business practices; and potentially adverse tax consequences, any of which could adversely impact the success of our international operations. There can be no assurance that one or more of these factors will not have an adverse effect on our future international operations and, consequently, on our business, operating results and financial condition. In addition, the Company’s subsidiaries and distributors in Europe and Asia Pacific operate in local currencies. If the value of the U.S. dollar increases relative to foreign currencies, our business, operating results and financial condition could be adversely affected.

Our quarterly operating results may be subject to fluctuations and seasonal variability.

The Company’s quarterly operating results have varied significantly in the past and we expect that they could vary significantly in the future. Such variations could result from the following factors: the size and timing of significant orders and their fulfillment; demand for our products; the quantity, timing and significance of our product enhancements and new product announcements or those of our competitors; our ability to attract and retain key employees; seasonality; changes in our pricing or our competitors’; realignments of our organizational structure; changes in the level of our operating expenses; incurrence of extraordinary operating expenses, changes in our sales incentive plans; budgeting cycles of our customers; customer order deferrals in anticipation of enhancements or new products offered by us or our competitors; product life cycles; product defects and other product quality problems; currency fluctuations; and general domestic and international economic and political conditions.

Due to the foregoing factors, quarterly revenues and operating results may vary on a quarterly basis. Revenues and quarterly results may vary because software technology is rapidly evolving, and our sales cycle, from initial evaluation to purchase and the providing of maintenance services, can be lengthy and vary substantially from customer to customer. Because we normally deliver products within a short time of receiving an order, we typically do not have a backlog of orders. As a result, to achieve our quarterly revenue objectives, we are dependent upon obtaining orders in any given quarter for shipment in that quarter. Furthermore, because many customers place orders toward the end of a fiscal quarter, we generally recognize a substantial portion of our software license revenues at the end of a quarter. Our expense levels largely reflect our expectations for future revenue and are therefore somewhat fixed in the short term.

We expect that our operating results will continue to be affected by the continually challenging IT economic environment as well as by seasonal trends. In particular, we anticipate relatively weaker demand during the summer months as a result of reduced business activity in Europe.

Our products are subject to lengthy sales cycles.

Our archiving/eDiscovery solutions are used to implement governance and matter driven requirements and involve legal, IT and risk management departments. Our application modernization solutions are used to implement comprehensive solutions including complete technology platform transitions and new applications. The delivery of our application modernization solutions generally involves a four to ten week implementation time and a significant commitment of management attention and resources by prospective customers. Accordingly, our sales cycle is subject to delays associated with the long approval process that typically accompanies significant initiatives or capital expenditures. Our business, operating results, and financial condition could be adversely affected if customers reduce or delay orders. There can be no assurance that we will not continue to experience these and additional delays in the future. Such delays may contribute to significant fluctuations of quarterly operating results in the future and may adversely affect those results.

Our software products could contain defects and could be subject to potential release delays.

Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. There can be no assurance that, despite testing by us and current and potential customers, defects and errors will not be found in current versions, new versions or enhancements after commencement of commercial shipments, resulting in loss of revenues, delay in market acceptance, or unexpected re-programming costs, which could have an adverse effect upon our business, operating results and financial condition. Additionally, if the release dates of any future Daegis product line additions or enhancements are delayed or if, when released, they fail to achieve market acceptance, our business, operating results, financial condition and cash flows would be adversely affected.

Our license agreements may not protect us from product liability claims.

The license agreements we have with our customers typically contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in these license agreements may not be effective as a result of existing or future federal, state or local laws or ordinances or unfavorable judicial decisions. The sale and support of current and future products may involve the risk of such claims, any of which are likely to be substantial in light of the use of these products in the development of core business applications. A successful product liability claim brought against the Company could have an adverse effect upon our business, operating results, and financial condition.

We may be subject to certain uninsured risks.

Our agreements with our customers and vendors contain liquidated damages provisions. While the Company has insurance to cover potential breaches by the Company under such agreements, it is possible that claims for liquidated damages under such agreements could exceed our insurance coverage, or such claims may not be covered by our insurance policies at all. A successful claim for breach brought against the Company for which the liquidated damages exceed our insurance coverage or are not covered by our insurance could have an adverse effect upon our business, operating results, and financial condition.

We rely upon technology from certain third-party suppliers.

Daegis is dependent on third-party suppliers for software which is embedded in some of its products. We believe that the functionality provided by software which is licensed from third parties is obtainable from multiple sources or could be developed by the Company. However, if any such third-party licenses were terminated, or not renewed, or if these third parties fail to develop new products in a timely manner, we could be required to develop an alternative approach to developing such products, which could require payment of additional fees to third parties or internal development costs and delays that might not be successful in providing the same level of functionality. Such delays, increased costs or reduced functionality could adversely affect our business, operating results and financial condition.

We may be subject to violations of intellectual property rights.

Daegis relies on a combination of copyright, trademark and trade secret laws, non-disclosure agreements and other intellectual property protection methods to protect its proprietary technology. Despite our efforts to protect proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we are unable to determine the extent to which piracy of our technology exists, piracy can be expected to be a persistent problem. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights will be adequate and, to the extent such rights are not adequate, other companies could independently develop similar products using similar technology.

Although there are no pending lawsuits against us regarding infringement of any existing patents or other intellectual property rights, and we have received no notices that we are infringing or allegedly infringing the intellectual property rights of others, there can be no assurance that such infringement claims will not be asserted by third parties in the future. If any such claims are asserted, there can be no assurance that we will be able to defend such claim or if necessary obtain licenses on reasonable terms. Our involvement in any patent dispute or other intellectual property dispute or action to protect trade secrets and know-how may have an adverse effect on our business, operating results, and financial condition. Adverse determinations in any litigation may subject us to significant liabilities to third parties, require that we seek licenses from third parties and prevent us from developing and selling our products. Any of these situations could have an adverse effect on our business, operating results, and financial condition.

Our success is dependent upon the retention of key personnel and we may be unable to retain key employees.

Our future performance depends on the continued service of key technical, sales and senior management personnel. With the exception of the Company’s President and Chief Executive Officer and Executive Vice President and Chief Operating Officer, there are no other Daegis technical, sales, executive or senior management personnel bound by an employment agreement. The loss of the services of one or more of our officers or other key employees could seriously harm our business, operating results and financial condition. Future success also depends on our continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel is intense, and we may fail to retain our key technical, sales and managerial employees, or attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

Rapid growth may significantly strain our resources.

If we are able to achieve rapid and successful market acceptance of our current and future products, we may undergo a period of rapid growth. This expansion may significantly strain management, financial resources, customer support, operational and other resources. To accommodate this anticipated growth, we are continuing to implement a variety of new and upgraded operating and financial systems, procedures and controls, including the improvement of our internal management systems. There can be no assurance that such efforts can be accomplished successfully. Any failure to expand these areas in an efficient manner could have an adverse effect on our business, operating results, and financial condition. Moreover, there can be no assurance that our systems, procedures and controls will be adequate to support our future operations.

We may be adversely affected by the loss of one or more of our larger customers.

Some of our key customers account for a large portion of our revenue. While we have longstanding relationships with many of our customers, if any of our key customers were to significantly reduce their purchases from us, our results of operations would be adversely affected. While sales to major customers may vary from period to period, a major customer that permanently discontinues or significantly reduces its relationship with us could be difficult to replace. For the year ended April 30, 2011, we had one customer that accounted for 15% of consolidated revenues and one customer that accounted for 14% of consolidated revenues. Those customers constituted 28% and 5%, respectively, of consolidated accounts receivable at April 30, 2011. For the year ended April 30, 2010, we had one customer that accounted for 14% of consolidated revenues and one customer that accounted for 11% of consolidated revenues. No single customer accounted for 10% or more of consolidated revenues in the year ended April 30, 2009.

System failures caused by events beyond our control could adversely affect computer equipment and electronic data on which our operations depend.

Our operations are dependent upon our ability to protect our computer equipment and the electronic data stored in our databases from damage by, among other things, earthquake, fire, natural disaster, power loss, telecommunications failures, unauthorized intrusion and other catastrophic events. While we continue to improve our disaster recovery processes, system failures and other interruptions in our operations could have a material adverse effect on our business, results of operations and financial condition. We have a redundant data center with the intent to mitigate these risks, however, it is located in a similar geographic area and a large scale disaster could potentially disrupt both facilities.

Our disclosure controls and procedures and our internal control over financial reporting may not be effective to detect all errors or to detect and deter wrongdoing, fraud or improper activities in all instances.

While we believe we currently have adequate internal control over financial reporting, our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and fraud. In designing our control systems, management recognizes that any control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives. Further the design of a control system must reflect the necessity of considering the cost-benefit relationship of possible controls and procedures. Because of inherent limitations in any control system, no evaluation of controls can provide absolute assurance that all control issues and instances of wrongdoing, if any, that may affect our operations, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, that breakdowns can occur because of simple error or mistake and that controls may be circumvented by individual acts by some person, by collusion of two or more people or by management’s override of the control. The design of any control system also is based in part upon certain assumptions about the likelihood of a potential future event, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Because of the inherent limitations in cost-effective control systems, misstatements due to error or wrongdoing may occur and not be detected. Over time, it is also possible that controls may become inadequate because of changes in conditions that could not be, or were not, anticipated at inception or review of the control systems. Any breakdown in our control systems, whether or not foreseeable by management, could cause investors to lose confidence in the accuracy of our financial reporting and may have an adverse impact on our business and on the market price for the Company’s common stock.

If we do not maintain effective internal controls and systems, our business may suffer and the value of our stockholders’ investment may be harmed.

As a public company, we are required to document and test our internal financial control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires annual management assessments of the effectiveness of our internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)). If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results and fraud may be easier to perpetrate on us. Any failures in the effectiveness of our internal controls could have a material adverse effect on our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information which could have a negative effect on our stock price.

Acquisitions may have an adverse effect on our business.

We expect to continue making acquisitions as part of our long-term business strategy. These transactions involve significant challenges and risks including that the transaction does not advance our business strategy, that we don’t realize a satisfactory return on our investment, or that we experience difficulty in the integration of new employees, business systems, and technology, or diversion of management’s attention from our other businesses. These events could harm our operating results or financial condition.

Economic or other business factors may lead us to further write down the carrying amount of our goodwill or long-lived assets, which could have a material and adverse effect on our results of operations.

We evaluate our goodwill for impairment annually during the fourth quarter of our fiscal year, or more frequently when indicators of impairment are present. Long-lived assets are reviewed for impairment whenever events or circumstances indicate impairment might exist. As a result of our most recent fourth quarter assessment, we recorded impairment charges of $1.1 million for the goodwill related to the acquisition of Ciphersoft, representing 100% of its carrying value, and $11.2 million for the goodwill related to the acquisition of AXS-One, representing 100% of its carrying value. We continue to monitor relevant market and economic conditions, including the price of our stock, and perform appropriate impairment reviews when conditions deteriorate such that we believe the value of our goodwill could be further impaired or an impairment exists in our long-lived assets. It is possible that conditions could deteriorate due to economic or other factors that affect our business, resulting in the need to write down the carrying amount of our goodwill or long-lived assets to fair value at the time of such assessment. As a result, our operating results could be materially and adversely affected.

Risks Relating to Our Common Stock

The exercise price of certain warrants may be substantially below the market price of our stock at the time of exercise which could potentially have a negative impact on our stock price.

In conjunction with the acquisition of Gupta Technologies LLC in November 2006, we issued 670,000 warrants and as of [●], 2011, 435,994 warrants remained outstanding, which are exercisable at fixed exercise prices ranging from $1.35 per share to $1.90 per share. Subject to certain exceptions, these conversion ratios and exercise prices are subject to downward adjustment in the event we issue additional shares of common stock at prices below the then-current or exercise price. Exercise of the warrants is only likely to occur at such time as the exercise price, as the case may be, is lower than the current market price for our stock. Issuance of common stock at a price below our current market price would have a dilutive effect on current stockholders and could potentially have a negative impact on our stock price.

In conjunction with private placement issuance of common stock shares in April 2004, we issued 190,182 warrants and as of [●], 2011, 190,182 warrants remained outstanding, which are exercisable at a fixed exercise price of $2.75 per share. Subject to certain exceptions, these conversion ratios and exercise prices are subject to downward adjustment in the event we issue additional shares of common stock at prices below the then-current or exercise price. Exercise of the warrants is only likely to occur at such time as the exercise price, as the case may be, is lower than the current market price for our stock. Issuance of common stock at a price below our current market price would have a dilutive effect on current stockholders and could potentially have a negative impact on our stock price.

In conjunction with the acquisition of Daegis in June 2010, we obtained debt financing and issued 718,860 warrants and as of [●], 2011, 718,860 warrants remained outstanding, which are exercisable at a fixed exercise price of $2.45 per share. Subject to certain exceptions, these exercise prices are subject to downward adjustment in the event we issue additional shares of common stock at prices below the then-current exercise price. Exercise of the warrants is only likely to occur at such time as the exercise price is lower than the current market price for our stock. Issuance of common stock at a price below our current market price would have a dilutive effect on current stockholders and could potentially have a negative impact on our stock price.

Our stock price may be subject to volatility.

The Company’s common stock price has been and is likely to continue to be subject to significant volatility. A variety of factors could cause the price of the common stock to fluctuate, perhaps substantially, including: announcements of developments related to our business; fluctuations in the operating results and order levels of Daegis or its competitors; general conditions in the computer industry or the worldwide economy; announcements of technological innovations; new products or product enhancements from us or our competitors; changes in financial estimates by securities analysts; developments in patent, copyright or other intellectual property rights; and developments in our relationships with our customers, distributors and suppliers; legal proceedings brought against the Company or its officers; and significant changes in our senior management team. In addition, in recent years the stock market in general, and the market for shares of equity securities of many high technology companies in particular, have experienced extreme price fluctuations which have often been unrelated to the operating performance of those companies. Such fluctuations may adversely affect the market price of our common stock.

Beginning on August 25, 2008, the Company’s stock started trading on the NASDAQ. Prior to being traded on the NASDAQ, the Company’s stock was traded over-the-counter on the “bulletin board.” Even though our stock is now traded on the NASDAQ, we do not receive any analyst coverage, our stock is thinly traded and our stock is considered to be micro-cap stock. Our stock is therefore subject to greater price volatility than larger companies whose stock trades more actively.

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations. Such risks and uncertainties include those set forth herein under “Risk Factors.” The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to read any further disclosures we make on related subjects in our filings with the SEC, including Form 10-K, Form 10-Q and Form 8-K reports to the Securities and Exchange Commission. Also note that under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the Securities and Exchange Commission, could also adversely affect us. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive proceeds from any sales by the selling stockholder of its shares of common stock. We will pay all expenses of the registration and sale of the shares of common stock, including, without limitation, (i) fees and expenses with respect to filings required to be made with the Trading Market and in compliance with applicable state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for the Shares and of printing prospectuses if the printing of prospectuses is reasonably requested by the selling stockholder), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) all legal fees and expenses of one legal counsel to the selling stockholder, other than selling commissions and stock transfer taxes. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agents commissions.

DIVIDEND POLICY

To date, we have paid no cash dividends to our stockholders and we do not expect to pay cash dividends in the foreseeable future on our shares of common stock.

The Series G Preferred has an annual dividend of 10% payable in cash or stock at the Company’s option.

SELLING STOCKHOLDER

This prospectus covers shares of our common stock issuable upon conversion of the Series G Preferred, which we sold in a private equity offering to an “accredited investor” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholder may from time to time offer and sell under this prospectus any or all of the shares listed below. We are required, under a registration rights agreement, to register for resale the shares of our common stock described in the table below.

Throughout this prospectus, we may refer to the selling stockholder and its transferees, pledgees, donees or other successors in interest who receive shares in non-sale transactions, as the “selling stockholder.” The following table provides information regarding the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder and the number of shares of common stock it is offering. This information has been obtained from the selling stockholder. Except as otherwise indicated, we believe the selling stockholder listed in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by it.

	Shares of	Shares of
	Common	Common Stock
	Stock	Issuable upon	Shares of	Shares of
	Beneficially	conversion of	Common Stock	Common Stock
	Owned Prior	Series G	Offered hereby	Beneficially Owned
	to Offering	Preferred	(1)	Following Offering
Beneficial Owner	#	#	#	# (2)	% (3)
BlueLine Catalyst Fund IX LP (4)	1,430,083	2,016,667	2,016,667	3,446,750	[●]

(1)	Reflects the aggregate total number of shares of common stock issuable upon conversion of the outstanding Series G Preferred plus the shares of common stock issuable upon conversion of the shares of Series G Preferred that may be payable as dividends upon the shares of Series G Preferred.

(2)	Assumes all shares offered hereby are sold by the selling stockholder.

(3)	Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, and generally includes securities held by persons who have sole or shared voting power or investment power with respect to those securities, and includes securities that are or will become exercisable within 60 days after [●], 2011. Calculated on the basis of [●] shares of common stock, which is the number of shares of Company common stock outstanding as of [●], 2011.

(4)	BlueLine Partners, LLC is the investment manager for a variety of private investment funds and is based in California. Timothy Bacci and Scott Shuda are the Managing Directors of BlueLine Partners, LLC and they manage BlueLine Capital Partners, L.P., BlueLine Capital Partners II, L.P., BlueLine Capital Partners III, L.P., and BlueLine Catalyst Fund IX, L.P. Mr. Bacci was appointed to Daegis’s Board of Directors on August 20, 2009. The BlueLine entities hold 1,403,308 shares of common stock in addition to the shares offered hereby. In addition, Mr. Bacci individually holds 3,887 shares of common stock and 22,888 shares subject to options exercisable within 60 days of [●], 2011. BlueLine Catalyst Fund IX, L.P. acquired 1,666,667 shares Series G Preferred Stock on June 30, 2011.

PLAN OF DISTRIBUTION

The common stock being offered for resale by the selling stockholder under this prospectus consists of 2,016,667 shares of our common stock held by one holder who was an investor in our private placement which closed on June 30, 2011, with gross proceeds to us of $4,000,000, through the sale of 1,666,667 shares of Series G Preferred, initially convertible into 1,666,667 shares of our common stock, along with 350,000 shares of our common stock issuable upon the conversion of shares of Series G Preferred that may become issuable as dividends on the Series G Preferred.

The selling stockholder of the common stock and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of the common stock covered hereby (the “Shares”) or their interests in the Shares on the Nasdaq Capital Market or any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholder may use one or more of the following methods when disposing of the Shares or interests therein:
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  broker-dealers may agree with the selling stockholder to sell a specified number of such Shares at a stipulated price per share;

  a combination of any such methods of disposition; and

  any other method permitted pursuant to applicable law.
The selling stockholder may also sell the Shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

Upon the Company being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by the selling stockholder that a donee or pledge intends to sell more than 500 Shares, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Company has advised the selling stockholder that it is required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the Shares. The foregoing may affect the marketability of the Shares.

The Company is required to pay all fees and expenses incident to the registration of the Shares. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

The Company has agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the common stock covered by this prospectus (i) have been disposed of pursuant to and in accordance with the registration statement or in compliance with Rule 144 of the Securities Act or (ii) are eligible to be sold by the holder thereof without any volume or manner of sale restrictions pursuant to Rule 144 under the Securities Act, bear no legend restricting the transfer thereof and bear an unrestricted CUSIP number (if held in global form).

DESCRIPTION OF SECURITIES TO BE REGISTERED

The class of securities offered under this prospectus is our common stock, which has been registered pursuant to Section 12 of the Exchange Act.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S–3 under the Securities Act with the Securities and Exchange Commission. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information with respect to us and our securities, please refer to the registration statement and the exhibits and schedules filed with it. You may read and copy any document which we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330. We file reports, proxy statements, and other information with the Securities and Exchange Commission and these reports, proxy statements, and other information can be inspected on the Internet at http://www.sec.gov and at http://www.daegis.com/about-daegis/investors-relations.

We are also subject to the information and periodic reporting requirements of the Exchange Act. We file reports, proxy statements, and other information with the Securities and Exchange Commission to comply with the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. Our Exchange Act reports are filed under Securities and Exchange Commission file number 001-11807. The documents we are incorporating by reference are as follows:
  Our Annual Report on Form 10-K for the year ended April 30, 2011, filed with the Securities and Exchange Commission on July 25, 2011;

  Our Quarterly Report on Form 10-Q for the quarter ended July 31, 2011, filed with the Securities and Exchange Commission on September 13, 2011;

  The description of the common stock contained in our Registration Statement on Form 8-A, filed June 6, 1996;

  Our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 5, 2011;

  Our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2011;

  Our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2011;

  Our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 3, 2011;

  Our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011;

  Our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2011; and

  Our Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 21, 2011.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Daegis Inc.
1420 Rocky Ridge Drive, Suite 380
Roseville, CA 95834
(916) 865-3300

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

LEGAL MATTERS

DLA Piper LLP (US) will pass on the validity of the common stock being offered in this prospectus.

Daegis Inc.

COMMON STOCK
PROSPECTUS
[●], 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions. All of the expenses will be borne by us except as otherwise indicated.

SEC registration fee	$441.42

Fees and expenses of accountants	$5,000.00

Fees and expenses of legal counsel	$15,000.00

Printing expenses	$—

Miscellaneous expenses	$1,000.00

Total	$21,441.42

Item 15. Indemnification of Directors and Officers.

Our Certificate of Incorporation eliminates a director’s personal liability to the Company or its stockholders for any monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”), or (iv) for any transaction from which such director derived an improper benefit.

Our Certificate of Incorporation also provides that the Company shall indemnify to the full extent authorized by law any person, testator or intestate made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company or any predecessor of the Company or serves or served any other enterprise as a director or officer at the request of the Company or any predecessor of the Company.

Furthermore, the Certificate of Incorporation provides that neither any amendment nor repeal of the provisions providing for indemnification or elimination of personal liability under the Certificate of Incorporation nor the adoption of any provision inconsistent with such provisions shall eliminate or reduce the effect of the right of indemnification or elimination of personal liability provided under the Certificate of Incorporation in respect of any matter occurring, or any cause of action, suit or claim accruing or arising prior to such amendment, repeal or adoption of an inconsistent provision.

Our Bylaws provide that the Company, to the maximum extent permitted by the DGCL, including, without limitation, to the fullest extent permitted by Section 145 of the DGCL (as that section may be amended and supplemented from time to time), indemnify any director, officer or trustee which it shall have power to indemnify under Section 145 against any expenses, liabilities or other matters referred to in or covered by that Section. The Bylaws further provide that such indemnification (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director, officer or trustee and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. Pursuant to the Bylaws the Company’s obligation to provide indemnification under the Bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the Company or any other person.

Additionally, the Certificate of Incorporation and the Bylaws, respectively, also provide that the Company shall pay expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company as authorized in the Certificate of Incorporation or the relevant section of the DGCL, respectively.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit
Number	Description of Document
3.1	Restated Certificate of Incorporation of the Company(1)

3.2	Amendment to Restated Certificate of Incorporation of the Company(2)

3.3	Amended and Restated Bylaws of the Company(3)

4.1	Certificate of Designation of Preferences and Rights of Series G Preferred Stock, filed with the Delaware Secretary of State on June 30, 2011(4)

4.2	Securities Purchase Agreement, dated as of June 30, 2011, by and between the Company and BlueLine Catalyst Fund IX LP(4)

4.1	Registration Rights Agreement, dated as of June 30, 2011, by and between the Company and BlueLine Catalyst Fund IX LP(4)

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Grant Thornton LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)
____________________
(1)	Previously filed as an exhibit to the registrants Registration Statement on Form S-1 filed on April 19, 1996 and incorporated herein by reference.

(2)	Previously filed as an exhibit to the registrant’s Annual Report on Form 10-K/A filed on December 18, 2007 and incorporated herein by reference.

(3)	Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed on July 6, 2011 and incorporated herein by reference.

(4)	Previously filed as an exhibit to the registrant’s Current Report on Form 8-K filed on July 7, 2011 and incorporated herein by reference.

Item 17. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, any information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Daegis Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville and State of California, on October [●], 2011.

DAEGIS INC.

By:	/s/ Todd E. Wille
Todd E. Wille
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Todd E. Wille and Steven D. Bonham, and each of them acting singly, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October [●], 2011.

/s/ Todd E. Wille	President and Chief Executive Officer and Director	October [●], 2011
Todd E. Wille	(Principal Executive Officer)

/s/ Steven D. Bonham	Chief Financial Officer (Principal Financial and	October [●], 2011
Steven D. Bonham	Accounting Officer)

/s/ Tery R. Larrew	Director	October [●], 2011
Tery R. Larrew

/s/ Steven D. Whiteman	Director	October [●], 2011
Steven D. Whiteman

/s/ Richard M. Brooks	Director	October [●], 2011
Richard M. Brooks

/s/ Robert M. Bozeman	Director	October [●], 2011
Robert M. Bozeman

/s/ Timothy Bacci	Director	October [●], 2011
Timothy Bacci

EXHIBIT INDEX

		Incorporated by Reference
Exhibit						Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
3.1	Restated Certificate of Incorporation of the Company	S-1	333-03834	3.1	April 19, 1996

3.2	Amendment to Restated Certificate of Incorporation of the Company	10-K/A	001-11807	3.2	December 18, 2007

3.3	Amended and Restated Bylaws of the Company	8-K	001-11807	3.2	July 6, 2011

4.1	Certificate of Designation of Preferences and Rights of Series G Preferred Stock, filed with the Delaware Secretary of State on June 30, 2011	8-K	001-11807	4.1	July 7, 2011

4.2*	Securities Purchase Agreement, dated as of June 30, 2011, by and between the Company and BlueLine Catalyst Fund IX LP	8-K	001-11807	4.1	July 7, 2011

4.3	Registration Rights Agreement, dated as of June 30, 2011, by and between the Company and BlueLine Catalyst Fund IX LP	8-K	001-11807	4.1	July 7, 2011

5.1	Opinion of DLA Piper LLP (US)					X

23.1	Consent of Grant Thornton LLP					X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page)					X

*	A portion of the exhibit has been omitted and confidential treatment for the omitted information has been requested. All such omitted material has been filed with the Securities and Exchange Commission pursuant to Rule 24B-2 under the Securities and Exchange Act of 1934, as amended.